                                                                      EXHIBIT 99

                        FORM 4 - JOINT FILER INFORMATION

NAME:                     KPN TELECOM B.V.

ADDRESS:                  MAANPLEIN 55
                          2516 CK  THE HAGUE
                          THE NETHERLANDS

DESIGNATED FILER:         KONINKLIJKE KPN N.V.

ISSUER & TICKER SYMBOL:   EMVELCO CORP. (EMVL)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:           JANUARY 26, 2007

SIGNATURE:                KPN TELECOM B.V.

                          BY:   KONINKLIJKE KPN N.V.,
                                ITS SOLE DIRECTOR

                                  BY:   /s/ MICHIEL ROOVERS
                                        ---------------------------------
                                        NAME:     MICHIEL ROOVERS
                                        TITLE:   AUTHORIZED SIGNATORY